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                                                                     EXHIBIT 5.1




                               February 21, 1997



Casa Ole Restaurants, Inc.
1135 Edgebrook
Houston, Texas 77034-1899

         Re: Registration of 620,000 shares of Common Stock, $.01 par value per share, pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Casa Ole Restaurants, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 620,000 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") to be issued to officers, directors and employees of the Company for the purposes and substantially upon the terms and conditions set forth in the Casa Ole Restaurants, Inc. 1996 Long Term Incentive Plan, the Casa Ole Restaurants, Inc. 1996 Manager's Stock Option Plan and the Casa Ole Restaurants, Inc. Stock Option Plan for Non-Employee Directors (the "Plans").

         Based upon our examination of such papers and documents as we have deemed relevant or necessary in rendering this opinion, and based upon our review of the Texas Business Corporation Act, we hereby advise you that we are of the opinion that assuming, with respect to shares of Common Stock issued and sold after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Articles of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or shares of Common Stock issued under the Plans, and (iv) no change occurs in the applicable law or the pertinent facts, shares of Common Stock purchasable under the Plans will be legally issued, fully paid and non-assessable shares of Common Stock.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Securities and Exchange Commission. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)


                                        By:     /s/ KENT JAMISON
                                                --------------------------------
                                                Kent Jamison